UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2005

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

OHIO	000-31673	34-1903890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 West Liberty Street, Wooster, Ohio		44691

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 263-1955

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2005, the Registrant’s subsidiary, Ohio Legacy Bank, N.A. (Bank), appointed D. Michael Kramer to the position of Executive Vice President and Chief Operating Officer. Mr. Kramer was previously Executive Vice President of Integra Bank Corp, a $3.0 billion bank holding company based in Evansville, Indiana. Mr. Kramer will assume responsibility for the daily operations of the Bank.

On May 2, 2005, the Registrant and the Bank entered into an employment agreement with Mr. Kramer. The one-year agreement will renew automatically for an additional year unless either party furnishes at least sixty days written notice to the other of its intent to terminate the agreement. The agreement also entitles Mr. Kramer to participate in any formally established stock option, health insurance and other fringe benefit plans for which management personnel are eligible. In the event of a change in control, Mr. Kramer would receive 2.99 times his annual compensation and bonus for the then most recent fiscal year. All stock options previously awarded to Mr. Kramer, whether vested or unvested, shall become immediately exercisable. The employment agreement with Mr. Kramer is attached hereto as Exhibit 10.11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHIO LEGACY CORP

(Registrant)

Date:	May 6, 2005

/s/ ERIC S. NADEAU

Eric S. Nadeau Chief Financial Officer and Treasurer